Exhibit 99.1

Barber-Nichols, Inc.

Financial Report

December 26, 2020

Barber-Nichols, Inc.

Contents

Independent Auditor’s Report	1

Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-16

Plante & Moran, PLLC Suite 600 8181 E. Tufts Avenue Denver, CO 80237 Tel: 303.740.9400 Fax: 303.740.9009 plantemoran.com

Independent Auditor’s Report

To the Board of Directors

Barber-Nichols, Inc.

We have audited the accompanying financial statements of Barber-Nichols, Inc. (the “Company”), which comprise the balance sheet as of December 26, 2020 and December 28, 2019 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barber-Nichols, Inc. as of December 26, 2020 and December 28, 2019 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

March 26, 2021

1

Barber-Nichols, Inc.

Balance Sheet

December 26, 2020 and December 28, 2019

	2020	2019

Assets

Current Assets
Cash and cash equivalents	$4,856,149	$3,028,029
Restricted cash and cash equivalents	50,000	-
Accounts receivable - Net	6,745,744	4,548,743
Contract assets	7,670,964	5,731,306
Inventory - Net	4,046,363	2,965,807
Current portion of notes receivable - Related party	30,000	30,000
Prepaid expenses and other current assets	404,328	515,498

Total current assets	23,803,548	16,819,383

Property and Equipment - Net	14,221,497	4,567,513

Notes Receivable - Related party - Net of current portion	-	30,000

Total assets	$38,025,045	$21,416,896

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$4,729,134	$2,279,877
Current portion of capital lease obligation	154,723	153,774
Contract liabilities - Current portion	6,494,787	2,559,869
Shareholder distribution payable	1,187,216	1,567,578
Current maturities of long-term debt	537,146	467,419
Accrued and other current liabilities	3,270,466	1,791,129

Total current liabilities	16,373,472	8,819,646

Long-term Debt - Net of current portion	6,478,048	370,542

Capital Lease Obligation - Net of current portion	-	156,722

Contract Liabilities - Net of current portion	-	966,295

Other Long-term Liabilities	321,606	-

Total liabilities	23,173,126	10,313,205

Stockholders’ Equity
Paid-in capital, 50,000 shares authorized $0 par value, 7,871 and 7,497 shares issued and outstanding at December 26, 2020 and December 28, 2019, respectively	837,067	36,599
Retained earnings	14,014,852	11,067,092

Total stockholders’ equity	14,851,919	11,103,691

Total liabilities and stockholders’ equity	$38,025,045	$21,416,896

See notes to financial statements.	2

Barber-Nichols, Inc.

Statement of Operations

Years Ended December 26, 2020 and December 28, 2019

	2020	2019

Net Sales	$56,300,074	$41,475,258

Cost of Goods Sold
Salaries	7,513,787	6,948,307
Materials	18,009,280	11,135,101
Subcontractors	7,576,339	7,223,940

Total cost of goods sold	33,099,406	25,307,348

Gross Profit	23,200,668	16,167,910

Operating Expenses	15,900,792	12,026,087

Operating Income	7,299,876	4,141,823

Nonoperating Income (Expense)
Interest income	13,200	79,343
Interest expense	(71,317)	(74,972)
Miscellaneous income	101,217	16,992

Total nonoperating income	43,100	21,363

Net Income	$7,342,976	$4,163,186

See notes to financial statements.	3

Barber-Nichols, Inc.

Statement of Stockholders’ Equity

Years Ended December 26, 2020 and December 28, 2019

	Paid-in Capital	Retained Earnings	Total

Balance - December 30, 2018	$36,599	$12,314,660	$12,351,259

Net income	-	4,163,186	4,163,186
Distributions	-	(5,410,754)	(5,410,754)

Balance - December 28, 2019	36,599	11,067,092	11,103,691

Net income	-	7,342,976	7,342,976
Contributions	800,468	-	800,468
Distributions	-	(4,395,216)	(4,395,216)

Balance - December 26, 2020	$837,067	$14,014,852	$14,851,919

See notes to financial statements.	4

Barber-Nichols, Inc.

Statement of Cash Flows

Years Ended December 26, 2020 and December 28, 2019

	2020	2019

Cash Flows from Operating Activities
Net income	$7,342,976	$4,163,186
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	765,119	731,761
Bad debt expense	-	11,318
Gain on sale	3,600	-
Changes in operating assets and liabilities that (used) provided cash and cash equivalents:
Accounts receivable	(2,197,001)	1,919,088
Contract assets	(1,939,658)	362,464
Inventory	(1,080,556)	374,374
Prepaid expenses and other current assets	111,170	(393,921)
Accounts payable	2,449,257	1,113,090
Contract liabilities	2,968,623	(3,205,799)
Accrued and other liabilities	1,800,943	(634,043)

Net cash and cash equivalents provided by operating activities	10,224,473	4,441,518

Cash Flows from Investing Activities
Purchase of property and equipment	(10,419,103)	(836,201)
Proceeds on note receivables - Related party	30,000	30,000
Proceeds from sale of assets	(3,600)	-

Net cash and cash equivalents used in investing activities	(10,392,703)	(806,201)

Cash Flows from Financing Activities
Payments on long-term debt	(2,608,013)	(603,371)
Proceeds from long-term debt	8,996,000	-
Payments on capital lease obligations	(155,773)	(184,722)
Debt issuance costs	(210,754)	-
Contributions	800,468	-
Distributions to stockholders	(4,775,578)	(3,843,176)

Net cash and cash equivalents provided by (used in) financing activities	2,046,350	(4,631,269)

Net Increase (Decrease) in Cash and Cash Equivalents	1,878,120	(995,952)

Cash and Cash Equivalents - Beginning of year	3,028,029	4,023,981

Cash and Cash Equivalents - End of year	$4,906,149	$3,028,029

Classification of Cash and Cash Equivalents
Cash and cash equivalents	$4,856,149	$3,028,029
Restricted cash	50,000	-

Total cash and cash equivalents	$4,906,149	$3,028,029

Supplemental Cash Flow Information - Interest paid	$62,531	$74,251

Significant Noncash Transactions - Distributions declared	$1,187,216	$1,567,578

See notes to financial statements.	5

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 1 - Nature of Business

Barber-Nichols, Inc. (the “Company”) was incorporated on December 29, 1967 under the laws of the State of Colorado. The Company designs, develops, and produces specialty turbines, pumps, and compressors, their electrical drives, and associated fluid and power systems for aerospace, defense, energy, cryogenic, and other markets.

Note 2 - Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year End Policy

The fiscal year end of the Company is the last Saturday of the calendar year. The years ended December 26, 2020 and December 28, 2019 were 52-week fiscal years.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value due to the short-term nature of these investments.

Restricted Cash

Under the terms of its standby letter of credit agreement with a bank, the Company has agreed to maintain a compensating balance of $50,000. At December 26, 2020, $50,000 of cash is restricted for that purpose. At December 28, 2019, the Company did not have restricted cash.

Accounts Receivable

Accounts receivable are stated at invoice amounts. An allowance for doubtful accounts is established on an aggregate basis. The allowance is computed using historical loss rate factors applied to unpaid accounts stratified by the number of days payment is delinquent. Loss rate factors are based on historical loss experience and adjusted for economic conditions and other trends affecting the Company’s ability to collect outstanding amounts. Uncollectible amounts are written off against the allowance for doubtful accounts in the period they are determined to be uncollectible. The allowance for doubtful accounts on accounts receivable balances was $21,318 as of December 26, 2020 and December 28, 2019.

Credit Risk and Major Customers

The Company extends trade credit to its customers on terms that are generally practiced in the markets in which it competes. For the years ended December 26, 2020 and December 28, 2019, approximately $42,987,000 (76 percent) and $31,561,000 (76 percent), respectively, of the Company’s billable revenue was generated from contracts funded either directly or indirectly by the U.S. federal government. As of December 26, 2020 and December 28, 2019, trade accounts receivable of $5,729,000 (85 percent) and $3,290,000 (74 percent), respectively, were generated from the contracts funded either directly or indirectly by the U.S. federal government.

6

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 2 - Significant Accounting Policies (Continued)

Contracts with the U.S. federal government and its prime contractors usually contain standard provisions for permitting the government to modify, curtail, or terminate the contract for convenience of the government if program requirements or budgetary constraints change. Upon such a termination, the Company generally is entitled to recover costs incurred, settlement expenses, and profit on work completed prior to termination.

For the years ended December 26, 2020 and December 28, 2019, approximately 48 percent and 54 percent of revenue was generated from two and three customers, respectively. As of December 26, 2020 and December 28, 2019, approximately 65 percent and 50 percent, respectively, of accounts receivable was due from three customers.

Inventory

Inventory is stated at the lower of cost or net realizable value, with cost determined on the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Inventoried costs primarily include costs of materials, labor, overhead, and freight. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value.

Property and Equipment

Property and equipment are recorded at cost. The straight-line method is used for computing depreciation and amortization. Assets are depreciated over their estimated useful lives. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

Depreciable Life - Years

Computer equipment	3-5
Vehicles	5
Shop equipment	5-7
Furniture and fixtures	7
Leasehold improvements	5-15

Revenue Recognition and Cost Recognition

Revenue is recognized when control of the promised goods or services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 2 - Significant Accounting Policies (Continued)

The Company is a designer and manufacturer of specialty turbines, pumps, and compressors, their electrical drives, and associated fluid and power systems for aerospace, defense, energy, cryogenic, and other markets. The business has two main revenue streams:

•

Preproduction and production contracts - This includes a full spectrum of preproduction and production services for commercial and industrial projects, including developing, consulting, prototyping, and the manufacture, repair, and significant overhaul of machines. The Company earns revenue from these services using three contract delivery methods: fixed price, cost plus, and time and materials. Generally, the Company will have one performance obligation per contract; however, certain contracts may require the Company to perform multiple performance obligations. The Company breaks contracts into separate performance obligations to the extent that the contract obligates the Company to perform distinct activities for which the customer can individually benefit. These services are performed over time. For the years ended December 26, 2020 and December 28, 2019, approximately $51,270,000 and $37,790,000, respectively, or 91 percent, of the Company’s revenue comes from these contracts.

•

Standard product sales - The Company manufactures pumps that are sold to various companies throughout the world. Revenue from sales of pumps is recognized when the product is delivered to the customer. For the years ended December 26, 2020 and December 28, 2019, approximately $5,030,000 and $3,685,000, respectively, or 9 percent, of the Company’s revenue comes from standard product sales.

The following economic factors affect the nature, amount, timing, and uncertainty of the Company’s revenue and cash flows as indicated:

•

Project change orders - Change orders often arise when unexpected costs to the existing contract are incurred or the customer wants to extend the scope of the project. These rarely create a separate project performance obligation and are accounted for as a modification to the contract price using the cumulative catch-up adjustment method.

•

Type of contract - Contracts almost always include a signed contract with the customer. Preproduction and production contracts may be short or long term, depending on the scope of the contract. Long-term contracts are defined as contracts that extend beyond one year.

Contract Balances

A contract asset is recognized when the Company has a right to consideration for goods or services it transferred to the customer that is conditional on other than the passing of time, such as future performance of the Company. Contract assets are classified as receivables when the rights in their respect become unconditional.

A contract liability is recognized when the Company has an obligation to transfer goods or services to the customer for which it has received consideration (or the consideration is payable) from the customer.

The opening balances of the Company’s accounts receivable, contract assets, and contract liabilities as of December 30, 2018 were $6,479,149, $6,093,770, and $6,731,963, respectively.

Timing of Satisfaction of Performance Obligations

The Company typically satisfies its performance obligations as goods are delivered and services are rendered.

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 2 - Significant Accounting Policies (Continued)

The Company’s preproduction and production contracts are typically performed over time, due to the continuous transfer of control to the customer. The transaction price of a contract is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. To determine the transaction price, the Company assumes that the goods or services will be transferred to the customer in accordance with the agreed-upon contractual terms.

Costs incurred in fulfilling a contract with a customer are recorded as contract costs, as these costs are considered necessary for progress toward completion on the contract. Direct contract costs include all direct subcontractor, material, and labor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repair costs.

On fixed-price contracts, the Company recognizes revenue over time primarily using contract costs incurred to date compared to total estimated contract costs to measure progress toward the satisfaction of the performance obligations. This directly measures the value of the services transferred to the customer. There is usually one performance obligation under these contracts. Revenue for cost reimbursable (cost-plus and time and materials contracts) is recorded on the basis of cost incurred plus contractual cost markup.

Provisions for estimated losses on uncompleted contracts are recognized in the period in which such losses are determined. Changes in job performance, conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which they are determined. Due to uncertainties inherent in the estimating process, it is at least reasonably possible that, in the near term, the Company will revise its cost and profit estimates related to contracts in progress.

Changes in estimates or contracts with customers in the current reporting period may result in changes to the revenue recognized for performance obligations that were previously fully or partially satisfied.

The Company satisfies its performance obligations for product sales at a point in time. Revenue from product sales is recognized upon delivery, which is considered the point the customer obtains control according to the contractual delivery term. The Company accounts for shipping and handling activities as a fulfillment costs rather than as a separate performance obligation.

Significant Payment Terms

Payment for services performed by the Company is typically due within 30 days after an invoice is sent to the customer. Progress invoices for services performed are sent to customers throughout the month or based on milestones outlined in the contract. Invoices for services performed over a shorter range of time are typically sent to customers upon completion of the service. The Company does not offer discounts if the customer pays some or all of an invoiced amount prior to the due date.

Nature of Promises to Transfer

In most cases, performance obligations transfer to customers when performed by the Company. Some services are provided by subcontractors. The Company does not act as an agent (i.e., the Company does not provide a service of arranging for another party to transfer goods or services to the customer).

Warranties

The Company’s warranties provide customers with assurance that contracts and services performed comply with agreed-upon specifications under the industry-standard workmanship warranty. The Company’s contracts typically include a one-year warranty. At the time revenue is recognized, the Company estimates the cost of expected future warranty claims but does not exclude any amounts from revenue. The Company does not maintain separate warranty accounts, as warranty claims are infrequent and rare. The Company does not sell warranties separately.

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 2 - Significant Accounting Policies (Continued)

Determining and Allocating the Transaction Price

The transaction price of a contract is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer.

To determine the transaction price of a contract, the Company considers its customary business practices and the terms of the contract. For the purpose of determining transaction prices, the Company assumes that the goods or services will be transferred to the customer as promised in accordance with existing contracts and that the contracts will not be canceled, renewed, or modified.

Most of the Company’s contracts with customers have fixed transaction prices. For some contracts, the amount of consideration to which the Company will be entitled is variable. Variable consideration contracts are not common and can include performance bonuses and liquidated damages. Under these contracts, the Company uses the most likely amount method based on the range of possible outcomes, history with similar situations, and facts and circumstances as known.

The Company includes amounts of variable consideration in a contract’s transaction price only to the extent that the Company has a relatively high level of confidence that the amounts will not be subject to significant reversals, that is, downward adjustments to revenue recognized for satisfied performance obligations. In determining amounts of variable consideration to include in a contract’s transaction price, the Company relies on its experience and other evidence that supports its qualitative assessment of whether revenue would be subject to a significant reversal. The Company considers all the facts and circumstances associated with both the risk of a revenue reversal arising from an uncertain future event and the magnitude of the reversal if that uncertain event were to occur.

At the end of each month, the Company updates the estimated transaction prices of contracts having unsatisfied performance obligations. At that time, revenue and related account balances are adjusted to reflect any changes in transaction prices.

If it is determined that there are multiple performance obligations, the appropriate amount of consideration is allocated to each separate performance obligation. The Company determines the stand-alone selling price at contract inception of the good or service underlying each separate performance obligation and allocates the transaction price on a relative stand-alone selling price basis. The stand-alone selling price is determined using the Company’s internal estimate of selling price based on its expected cost plus expected margin for each performance obligation.

Income Taxes

Pursuant to provisions of the Internal Revenue Code, the Company has elected to be taxed as an S corporation. Generally, the income of an S corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro rata share of the corporation’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 2 - Significant Accounting Policies (Continued)

Upcoming Accounting Pronouncement

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which will supersede the current lease requirements in Accounting Standards Codification (ASC) 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 11, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including March 26, 2021, which is the date the financial statements were available to be issued.

The COVID-19 outbreak has impacted millions of individuals and businesses worldwide. In response, many jurisdictions where the Company operates have implemented measures to combat the outbreak. During 2020, the Company has taken certain personnel-related actions. Although current performance in 2020 has not been significantly impacted by COVID-19, concern exists for continuing operations relating projects pushing out further into the future than originally planned, employees’ ability to work on job sites, ability for suppliers to support production, and for timing of customer payments. Management has taken prudent and necessary employee protective measures, as advised by the CDC and local authorities.

On March 26, 2021, the Company entered into a sale-leaseback transaction with a related party. The Company sold the building recently constructed (see Note 9) and related equipment for approximately $9,765,000 and $978,000, respectively. The Company sold the assets at recorded cost; therefore, no gain was recognized. Subsequent to the sale, the Company entered into an agreement to lease all assets back from the related party. The building lease is a nine-year lease effective April 1, 2021 with a base rent of $476,000, subject to annual 3 percent increase. The equipment leases are an 84-month lease with fixed monthly payments ranging from $1,905 to $7,427.

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 3 - Contracts in Progress

Costs and estimated earnings on contracts in progress at December 26, 2020 and December 28, 2019 are as follows:

	2020	2019

Direct costs incurred on uncompleted contracts	$110,442,445	$90,657,840
Estimated earnings	56,313,788	46,172,838

Total revenue to date	166,756,233	136,830,678

Billings to date	165,580,056	134,625,536

Total	$1,176,177	$2,205,142

Balance sheet classification:
Contract asset - Costs and estimated earnings in excess of billings on uncompleted contracts	$7,670,964	$5,731,306
Contract liabilities - Billings in excess of costs and estimated earnings on uncompleted contracts	(6,494,787)	(3,526,164)

Total	$1,176,177	$2,205,142

Note 4 - Accounts Receivable and Contract Balances

The following is the detail of accounts receivable at December 26, 2020 and December 28, 2019:

	2020	2019

Trade receivables	$6,766,887	$4,560,036
Less allowance for doubtful accounts	21,318	21,318

Net accounts receivable	6,745,569	4,538,718

Employee accounts receivable	175	10,025

Total accounts receivable - Net	$6,745,744	$4,548,743

Contract assets	$7,670,964	$5,731,306
Contract liabilities	6,494,787	3,526,164

Note 5 – Inventory

Inventory at December 26, 2020 and December 28, 2019 consists of the following:

	2020	2019

Raw materials	$339,353	$240,376
Work in progress	715,896	911,888
Finished goods	3,267,849	1,861,160
Loss provision	(276,735)	(47,617)

Total	$4,046,363	$2,965,807

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 6 - Property and Equipment

Property and equipment at December 26, 2020 and December 28, 2019 are summarized as follows:

	2020	2019

Land	$826,645	$1,114,128
Shop equipment	7,608,092	7,331,253
Transportation equipment	27,327	27,327
Furniture and fixtures	463,410	156,706
Computer equipment and software	536,438	473,716
Leasehold improvements	2,278,927	2,102,455
Construction in progress	9,883,849	-

Total cost	21,624,688	11,205,585

Accumulated depreciation	7,403,191	6,638,072

Net property and equipment	$14,221,497	$4,567,513

Depreciation expense for 2020 and 2019 was $765,119 and $731,761, respectively.

Note 7 - Related Party Notes Receivable

Notes receivable at December 26, 2020 and December 28, 2019 are as follows:

	2020	2019

Amounts due from three stockholders, due in annual installments of $10,000 each, including interest at the prime rate (an effective rate of 4.75 percent at December 26, 2020)	$30,000	$60,000

Less current portion	30,000	30,000

Long-term portion	$-	$30,000

Note 8 - Accrued and Other Liabilities

The following is the detail of accrued and other liabilities as of December 26, 2020 and December 28, 2019:

	2020	2019

Accrued profit sharing	$960,052	$673,405
Accrued vacation	817,543	541,906
Accrued retainage - Construction in progress	477,393	-
FICA deferred - CARES Act	321,605	-
Accrued property taxes	211,900	209,685
Accrued payroll taxes and withholdings	188,913	111,729
Accrued payroll	154,773	161,981
Other	138,287	92,423

Total	$3,270,466	$1,791,129

The Company owes accrued retainage related to the construction in progress related to the bonds discussed in Note 9. Upon completion of the building, the accrued retainage will be reclassed to a long-term liability, as the amount will be funded by the bonds.

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 9 - Long-term Debt and Line of Credit

During 2020, the Company issued Series A and Series B bonds with a financial institution. The Series A and Series B bonds have maximum cumulative borrowings of $7,640,000 and $2,360,000, respectively. The bonds mature in January 2026. The funds were authorized and available for draw down to finance the expansion of the Company’s manufacturing facility as reimbursable costs. The Series A and Series B bonds have cumulative borrowings outstanding of $6,750,000 and $0, respectively, as of December 26, 2020. The Company incurred debt issuance fees of $210,754 from the issuance of the Series A and Series B bonds. The Series A and Series B bonds require monthly installments, including principal and interest at 2.24 percent, beginning in March 2021 through April 2045. The Series B bonds require monthly installments, including principal and interest at 2.24 percent, beginning in March 2021 through December 2045.

The Series A and Series B bonds contain certain restrictive covenants concerning the maintenance of certain financial statement ratios, the incurrence of additional debt, and a requirement for the submission of audited financial statements by a specified date. The Series A and B bonds are collateralized by all business assets.

During 2020, the Company received a Paycheck Protection Program term note through its primary bank in the amount of $2,246,000. The PPP loan program was created under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and is administered by the Small Business Administration. Subsequently, although the Company received a PPP loan, management decided the Company would not seek forgiveness under the terms of the program and repaid the loan in full.

Long-term debt at December 26, 2020 and December 28, 2019 is as follows:

	2020	2019

The Series A bonds require monthly installments, including principal and interest at 2.24 percent beginning in March 2021 through December 2045. The Series A and B bonds are collateralized by all business assets	$6,750,000	$-

Note to a former owner due in 10 semiannual payments of $176,509 in principal, plus accrued interest at prime (3.25 percent at December 26, 2020). The note is unsecured and due on January 1, 2023	132,383	176,509

Note to a financial institution due in 60 monthly payments of $9,107, including interest at 3.50 percent. The note is collateralized by all business assets and due on August 22, 2021	70,763	176,066

Note to a financial institution due in 60 monthly payments of $3,898, including interest at 3.70 percent. The note is collateralized by equipment and due on October 14, 2023	124,883	166,119

Note to individual due in 10 semiannual payments of $60,864 in principal, plus accrued interest at prime (3.25 percent at December 26, 2020). The note is unsecured and due on January 1, 2022	61,882	121,769

Note to a financial institution due in 84 monthly payments of $1,804, including interest at 4.41 percent. The note is collateralized by equipment and due on November 7, 2024	77,459	95,196

Note to a financial institution due in 60 monthly payments of $2,184, including interest at 3.03 percent. The note is collateralized by equipment and due on April 6, 2021	8,578	34,091

Note to a financial institution due in 60 monthly payments of $4,713, including interest at 3.30 percent. The note is collateralized by equipment and due on July 1, 2020	-	32,583

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 9 - Long-term Debt and Line of Credit (Continued)

	2020	2019

Note to a financial institution due in 60 monthly payments of $6,016, including interest at 3.05 percent. The note is collateralized by equipment and due on April 21, 2020	$-	$23,690

Note to a financial institution due in 60 monthly payments of $1,742, including interest at 3.30 percent. The note is collateralized by equipment and due on July 1, 2020	-	11,938

Unamortized debt issuance costs	(210,754)	-

Long-term debt	7,015,194	837,961

Less current portion	537,146	467,419

Long-term portion	$6,478,048	$370,542

The balance of the above debt matures as follows:

Years Ending	Amount

2021	$537,146
2022	309,683
2023	309,396
2024	276,023
2025 and thereafter	5,793,700

Total long-term debt	7,225,948
Unamortized debt discount	(210,754)

Total	$7,015,194

Interest expense for 2020 and 2019 was $71,317 and $74,972, respectively.

The Company has a line of credit agreement with a bank of up to $3,000,000 payable to a bank with a maturity date of June 2021. As of December 26, 2020 and December 28, 2019, the Company has no outstanding draws on line of credit. Interest is payable monthly at a variable rate (3.00 percent at December 26, 2020). The line of credit is collateralized by substantially all assets by the Company.

Note 10 - Capital Leases

The Company leases equipment under long-term lease arrangements that are classified as capital leases. For financial statement purposes, the present values of the net minimum lease payments have been capitalized and are being amortized over the useful lives of the assets. Under the terms of the lease agreements, payments ranging from $6,052 to $13,916 are due monthly through December 20, 2021. The leases have been imputed with interest at an annual rate of 5.48 percent.

At December 26, 2020 and December 28, 2019, property under capital leases consists of equipment with a gross cost of $598,594. Accumulated depreciation on the property under capital leases was $359,157 and $239,438 as of December 26, 2020 and December 28, 2019, respectively.

Barber-Nichols, Inc.

Notes to Financial Statements

December 26, 2020 and December 28, 2019

Note 10 - Capital Leases (Continued)

The future minimum lease payments under capital leases are as follows:

Year Ending in December	Amount

2021	$161,236

Less amount representing interest	6,513

Present value of net minimum lease payments	$154,723

Note 11 - Operating Leases

The Company is obligated under operating leases primarily for facilities, warehouses, and equipment, expiring at various dates through 2028. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs. Total rent expense under these leases was $564,144 and $541,200 for 2020 and 2019, respectively.

Future minimum annual commitments under these operating leases are as follows:

Years Ending in December	Amount

2021	$781,704
2022	698,845
2023	596,858
2024	614,764
2025	633,207
Thereafter	2,709,678

Total	$6,035,056

Note 12 - Retirement Plans

The Company sponsors a 401(k) plan for all employees. The plan provides for the Company to make a matching or discretionary profit-sharing contributions. Contributions to the plan for matching totaled $537,808 and $762,192 and discretionary profit sharing totaled $752,192 and $534,071 for the years ended December 26, 2020 and December 28, 2019, respectively.